Exhibit 99.1

TICC Declares First Quarter 2006 Dividend of $0.30 per Share and Reports Earnings of $0.37 and $1.21 per Share for the Quarter

and the Year Ended December 31, 2005

Record Quarterly Increase in Shareholders’ Equity

GREENWICH, CT – (MARKET WIRE) - 3/02/2006 – Technology Investment Capital Corp. (Nasdaq: TICC) announced today that its Board of Directors has declared a dividend of $0.30 per share for the first quarter of 2006.

The dividend is payable as follows:

•	Payable Date: March 31, 2006
•	Record Date: March 10, 2006

In addition, TICC announced its financial results for the quarter and year ended December 31, 2005.

HIGHLIGHTS

•	We had an increase in stockholders’ equity resulting from operations of approximately $5.5 million or $0.37 per share for the fourth quarter of 2005. The increase in stockholders’ equity resulting from operations consisted of net investment income of $3.8 million or approximately $0.26 per share, and net realized and unrealized gains of $1.7 million, or approximately $0.11 per share.

•	For the year ended December 31, 2005 we had an increase in stockholders’ equity resulting from operations of approximately $16.3 million or $1.21 per share. The increase in stockholders’ equity resulting from operations consisted of net investment income of $14.4 million, or approximately $1.07 per share, and net realized and unrealized gains of $1.9 million or approximately $0.14 per share.

•	We closed one transaction during the fourth quarter of 2005 and realized capital gains in two portfolio companies:

•	Optimus Corporation: $7.5 million in senior unsecured notes with warrants

•	Innovation Interactive: realized a gain on the sale of warrants of approximately $966,000.

•	Advanced Aesthetics: realized a gain on the sale of warrants of approximately $773,000.

•	We funded and committed approximately $168.5 million in 17 transactions during 2005.

•	On December 14, 2005, we announced the closing of a public offering of common stock in which a total of 5,750,000 shares of common stock were sold. We raised approximately $78.8 million in net proceeds in the public offering, after deducting underwriting discounts and commission and offering expenses.

•	We declared a special dividend of $0.12 per share during the fourth quarter of 2005 payable on January 18, 2006 to holders of record as of December 30, 2005.

•	At December 31, 2005, the weighted average yield on our debt investments excluding cash and cash equivalents was approximately 10.9%.

•	At December 31, 2005, our NAV per share was $13.77.

SUBSEQUENT EVENTS

•	To date, we have closed 3 additional transactions during 2006, totaling $25 million:

•	On January 23, 2006, we announced a $7 million investment in senior secured notes of one of the largest Internet domain registrars and on February 16, 2006 we purchased an additional $3 million in senior secured notes of this company.

•	On February 21, 2006, we announced a $15 million transaction with MortgageIT, Inc. consisting of senior secured notes.

We will host a conference call to discuss our annual and fourth quarter results on, March 2nd at 10:00 AM EST. Please call 877-407-8031 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-660-6853, the account number is 286 and the access code is 192969.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2005 when it becomes available, and subsequent reports on Form 10-Q as they are filed.

About Technology Investment Capital Corp.

We are a publicly-traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.

TECHNOLOGY INVESTMENT CAPITAL CORP.

BALANCE SHEET (PRELIMINARY & UNAUDITED)

	December 31, 2005	December 31, 2004
ASSETS
Investments, at fair value (cost: $211,218,202 @ 12/31/05; $82,124,730 @ 12/31/04)	$211,398,202	$82,124,730
Cash and cash equivalents	55,811,584	57,317,398
Interest receivable – debt investments	2,022,660	489,431
Interest receivable – cash and cash equivalents	3,271	7,538
Securities sold not settled	773,486	0
Prepaid expenses	72,740	102,696
Other assets	25,875	460,666

TOTAL ASSETS	$270,107,818	$140,502,459

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Investment advisory fee payable to affiliate	$1,498,813	$697,022
Dividends payable	2,316,528	0
Accrued expenses	187,001	243,900
Accrued offering expenses	200,000	300,000

Total Liabilities	4,202,342	1,240,922

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, 100,000,000 shares authorized, and 19,304,401 and 10,157,848 issued and outstanding, respectively	193,044	101,578
Capital in excess of par value	263,885,376	139,410,302
Unrealized appreciation on investments	180,000	0
Accumulated realized gains on investments	1,739,015	0
Accumulated net investment loss	(91,959)	(250,343)
Total Stockholders’ Equity	265,905,476	139,261,537

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$270,107,818	$140,502,459

Net asset value per share	$13.77	$13.71

TECHNOLOGY INVESTMENT CAPITAL CORP.

SCHEDULE OF INVESTMENTS (PRELIMINARY & UNAUDITED)

COMPANY	INDUSTRY	INVESTMENT	PRINCIPAL AMOUNT	COST	FAIR VALUE

Questia Media, Inc.	digital media	senior secured notes(3)(4) (11%, due Jan. 28, 2009)	$12,039,331	12,039,331	12,039,331

MortgageIT, Inc.	financial services	senior secured notes (5.5%, due March 29, 2007)	$15,000,000	15,000,000	15,000,000

Advanced Aesthetics Institute	medical services	senior secured notes(5) (12%, due March 31, 2009)	$10,000,000	10,000,000	10,000,000

Endurance International	webhosting	senior secured notes(4)(5)(6) (10.04%, due July 23, 2009)	$13,000,000	12,729,661	12,729,661

		convertible preferred stock(9)		345,000	345,000

DirectRevenue, LLC	internet advertising	senior secured notes(6)(7) (12%, due Aug. 19, 2007)	$3,220,000	3,158,305	3,158,305

		warrants to purchase common units(9)		240,000	0

Avue Technologies Corp.	software	warrants to purchase common stock(9)		13,000	13,000

TrenStar Inc.	logistics technology	senior secured notes(3)(5) (10.03%, due Sept. 1, 2009)	$17,074,493	17,074,493	17,074,493

		warrants to purchase convertible preferred stock(9)		—	—

3001, Inc.	geospatial imaging	senior unsecured notes(5) (10.0%, due Oct. 1, 2010)	$10,000,000	10,000,000	10,000,000

		preferred stock(8)(9)		2,000,000	2,000,000

		common stock(8)(9)		1,000,000	1,000,000

Segovia, Inc.	satellite communications	senior secured notes(5)(6) (10.0%, due Feb. 8, 2010)	$17,000,000	16,786,198	16,786,198

		warrants to purchase common stock(9)		260,000	680,000

WhittmanHart, Inc.	IT consulting	senior secured notes(4)(5) (10.25%, due March 23, 2010)	$5,000,000	4,924,350	4,924,350

		warrants to purchase common stock(9)		—	—

		preferred stock(9)		476,000	476,000

		warrants to purchase preferred stock(9)		24,000	24,000

CrystalTech WebHosting, Inc	webhosting	senior secured notes(5) (12.0%, due March 10, 2010)	$8,000,000	8,000,000	8,000,000

Falcon Communications	satellite communications	senior unsecured notes(5) (10.0%, due March 31,2011)	$6,000,000	6,000,000	6,000,000

		common stock(9)		2,000,000	2,000,000

Climax Group, Inc.	software	senior secured notes(5)(6) (14.0%, due April 30,2008)	$5,000,000	4,924,350	4,924,350

		warrants to purchase common stock(9)		100,000	100,000

Willow CSN Inc.	virtual workforce services	senior secured notes(5) (10.5%, due June 30, 2010)	$13,500,000	13,320,068	13,320,068

		warrants to purchase convertible preferred stock(9)		200,000	200,000

NetQuote, Inc	web-based services	senior secured notes(5) (12.5% due August 16, 2010)	$15,000,000	15,000,000	15,000,000

StayOnline, Inc.	Internet services	senior secured notes(5) (10.5%, due September 2, 2010)	$15,000,000	14,662,937	14,662,937

		preferred stock(9)		360,588	360,588

GenuTec Business Solutions	software	senior secured notes(5) (9.0%, due September 16, 2010)	$15,000,000	14,929,271	14,929,271

		warrants to purchase common stock(9)		75,000	75,000

Mortgagebot Acquisitions	financial services	senior secured notes(5) (10.0%, due October 29, 2010)	$11,000,000	11,000,000	11,000,000

Optimus Corp.	IT consulting	senior unsecured notes(5) (14.0%, due September 23, 2010)	$14,500,000	14,200,000	14,200,000

		warrants to purchase common stock(9)		300,000	300,000

Total investments				$211,218,202	$211,398,202

(1)	We do not “control” and are not an “affiliate” of any of our portfolio companies, each as defined in the Investment Company Act of 1940 (the “1940 Act”). In general, under the 1940 Act, we would be presumed to “control” a portfolio company if we owned 25% or more of its voting securities and would be an “affiliate” of a portfolio company if we owned 5% or more of its voting securities.
(2)	Fair value is determined in good faith by the Board of Directors of the Company.
(3)	Investment includes payment-in-kind interest.
(4)	Transaction also includes a commitment for additional notes and warrants upon satisfaction of certain specified conditions.
(5)	Notes bear interest at variable rates.
(6)	Cost and fair value reflect accretion of original issue discount.
(7)	Cost and fair value reflect repayment of principal.
(8)	Preferred stock and common stock held by limited liability company, in which we own membership interests.
(9)	Non-income producing at the relevant period end.
(10)	As a percentage of net assets at December 31, 2005, investments at fair value are categorized as follows: senior secured notes (65.3%), senior unsecured notes (11.4%), preferred stock (1.2%), common stock (1.1%) and warrants to purchase equity securities (0.5%).
(11)	Aggregate gross unrealized appreciation for federal income tax purposes is $420,000; aggregate gross unrealized depreciation for federal income tax purposes is $240,000. Net unrealized appreciation is $180,000 based upon a tax cost basis of $211,218,202.

TECHNOLOGY INVESTMENT CAPITAL CORP.

STATEMENT OF OPERATIONS (PRELIMINARY & UNAUDITED)

	Three Months Ended December 31, 2005	Three Months Ended December 31, 2004	Year Ended December 31, 2005	Year Ended December 31, 2004
INVESTMENT INCOME
Interest income — debt investments	$5,579,417	$2,097,101	$17,162,052	$4,550,566
Interest income — cash and cash equivalents	169,985	266,479	1,022,852	1,092,274
Other income	603,264	523,397	3,615,633	1,745,318

Total Investment Income	6,352,666	2,886,977	21,800,537	7,388,158

EXPENSES
Salaries and benefits	105,471	54,780	724,784	207,698
Investment advisory fees	1,584,408	696,563	4,345,637	2,773,849
Professional fees	178,347	233,620	1,102,255	587,216
Insurance	23,542	23,170	98,860	83,450
Directors’ fees	32,250	38,250	135,000	141,000
Transfer agent and custodian fees	22,505	22,900	93,906	86,087
Interest expense	454,642	0	546,516	0
General and administrative	142,847	30,793	368,457	145,341

Total Expenses	2,544,012	1,100,076	7,415,415	4,024,641

NET INVESTMENT INCOME	$3,808,654	$1,786,901	$14,385,122	$3,363,517

NET UNREALIZED APPRECIATION/(DEPRECIATION) ON INVESTMENTS	$(59,000)	$0	$180,000	$0

NET REALIZED GAINS ON INVESTMENTS	$1,739,015	$0	$1,739,015	$0

NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$5,488,669	$1,786,901	$16,304,137	$3,363,517

Net increase in stockholders’ equity resulting from operations per common share:
Basic and Diluted	$0.37	$0.18	$1.21	$0.33
Weighted average shares of common stock outstanding:
Basic and Diluted	14,653,320	10,125,759	13,459,343	10,093,660

TECHNOLOGY INVESTMENT CAPITAL CORP.

FINANCIAL HIGHLIGHTS (PRELIMINARY & UNAUDITED)

	YEAR ENDED DECEMBER 31, 2005	YEAR ENDED DECEMBER 31, 2004	PERIOD JULY 21, 2003 (INCEPTION) THROUGH DECEMBER 31, 2003
Per Share Data
Net asset value at beginning of period	$13.71	$13.80	$15.00
Offering costs and underwriters discount	(0.14)	0.00	(1.14)
Net investment income (loss)	1.07	0.33	(0.06)
Net realized and unrealized gains	0.14	0.01 (1)	0.00
Distributions from net investment income	(1.01)	(0.33)	0.00
Tax return of capital distribution	0.00	(0.10)	0.00

Net asset value at end of period	$13.77	$13.71	$13.80

Per share market value at beginning of period	$15.01	$15.55	$15.00	(2)
Per share market value at end of period	15.10	15.01	15.55
Total return (3)	7.33%	(0.71)%	3.67%
Shares outstanding at end of period	19,304,401	10,157,848	10,000,100
Ratios/Supplemental Data
Net assets at end of period (‘000s)	$265,905	$139,262	$137,970
Average net assets (‘000s)	184,715	137,568	28,703
Ratio of expenses to average net assets	4.0%	2.9%	2.4	% *
Ratio of net investment income (loss) to average net assets	7.8%	2.4%	(2.0	)%*

*	Not annualized.
(1)	Represents rounding adjustment to reconcile change in net asset value per share; there were no actual realized or unrealized gains or losses for the periods presented.
(2)	Represents initial public offering price.
(3)	Total return equals the increase/decrease of the ending market value per share, plus dividends, divided by the beginning market value per share. The return for 2003 has not been annualized.